Exhibit 21

B. F. SAUL REAL ESTATE INVESTMENT TRUST LIST OF SUBSIDIARIES

100% OWNED SUBSIDIARIES	Site of Incorporation	Date of Acquisition/ Formation	Current Principal Business Activity
Arlington Hospitality Corp.	Virginia	1997	Hotel Owner

Auburn Hills Hotel Corporation	Maryland	1994	Hotel Owner

Auburn Hills Land Corp.	Maryland	1997	Land Owner

Avenel Executive Park Phase II, LLC	Maryland	2000	Real Estate Investor

Boca Raton East Hospitality Corp.	Florida	1998	Hotel Owner

Boca Raton West Hospitality Corp.	Florida	1998	Hotel Owner

Cascades Hospitality Corporation	Virginia	1999	Hotel Owner

Chain Bridge Hospitality Corporation	Virginia	1999	Hotel Owner

Circle 75 East Hospitality Corp.	Georgia	2000	Inactive

Circle 75 Hospitality Corp.	Georgia	1999	Inactive

Commerce Center Development Corp.	Florida	1980	Office Bldg Owner

Commerce Center Holdings LLC	Florida	2000	Land Owner

Crystal City Hospitality Corp.	Virginia	1989	Hotel Owner

Dearborn, L.L.C.	Delaware	1992	Land Owner

Dulles Hospitality Corp.	Virginia	1997	Hotel Owner

Dulles North Holdings Corp.	Virginia	2000	Land Owner

Dulles North Four, Corp.	Virginia	1999	Office Bldg Owner

Dulles North Five, Corp.	Virginia	1999	Office Bldg Owner

Dulles North Six, Corp.	Virginia	2000	Office Bldg Owner

Dulles North Seven Corp.	Virginia	2000	Inactive

Dulles North Office Park II Corporation	Virginia	1998	Office Bldg Owner

Ft. Lauderdale Hotel Corp.	Florida	1998	Hotel Owner

Gaithersburg Hospitality Corp.	Maryland	1998	Hotel Owner

Herndon Hotel Corporation	Virginia	1996	Hotel Owner

I-95 Yamato Condominium Association, Inc	Florida	1998	Condominium

LT One Corp.	Virginia	1999	Office Bldg Owner

LT Two LLC	Virginia	2001	Inactive

Metairie Office Tower, L.L.C. (a)	Louisiana	2002	Inactive

MHC Airport Inn, Inc. (b)	New York	1980/1976	Hotel Operator

MHC Corporation	Maryland	1980/1974	Hotel Operator

NVA Development Corporation	Virginia	1984	Office Bldg Owner

Peachtree/Northeast Corp.	Georgia	1979	Land Owner

Pueblo Hotel Corp.	Colorado	1985	Hotel Owner

Sharonville Hotel Corporation	Ohio	1986	Hotel Owner

Sterling Hotel Corp.	Virginia	1997	Hotel Owner

Sterling North Hospitality Corp.	Virginia	1999	Inactive

Sweitzer Lane LLC	Maryland	2000	Office Bldg Owner

Tysons Park, Inc.	Virginia	1999	Office Bldg Owner

Tysons Park II, Inc.	Virginia	2000	Inactive

900 Corporation	Georgia	1981	Office Bldg Owner

1000 Corporation	Georgia	2000	Office Bldg Owner

1100 Corporation	Georgia	1979	Office Bldg Owner

(a)	Subsidiary of Dearborn, L.L.C.

(b)	Subsidiary of MHC Corporation

CHEVY CHASE BANK, F.S.B. LIST OF SUBSIDIARIES

NAME	NOTE	JURISDICITON OF FORMATION	DATE OF ACQUISITION/ FORMATION	CURRENT PRINCIPAL BUSINESS ACTIVITY
ASB Capital Management, Inc.	(A)	Maryland	2000	Investment Advisor

Ashburn Village Development Corporation	(D)	Maryland	1991	Real Estate Owned (REO)

Bondy Way Development Corporation (sold property 3/02)	(D)	Maryland	1990	Inactive

Brambleton Land Corporation (sold property 3/99)	(D)	Maryland	1977	Inactive

Brooke Manor Land Corporation (sold property 8/96)	(D)	Maryland	1990	Inactive

B. F. Saul Mortgage Company	(B)	Maryland	1984	Residential Loan Origination

CCB Auto Leasing LLC	(B)	Delaware	2002	Inactive

CCRE, Inc.	(E)	Maryland	1984	Inactive

Chevy Chase Asset Management Company	(B)	Virginia	2000	Holding Company

Chevy Chase Financial Services Corporation	(B)	Virginia	1996	Holding Company

Chevy Chase Funding LLC	(B)	Delaware	2003	Special Purpose Entity

Chevy Chase Insurance Agency, Inc.	(F)	Maryland	1971	Insurance Agency

Chevy Chase LT	(C)	Delaware	2002	Inactive

Chevy Chase Mortgage Company	(G)	Maryland	1972	Inactive

Chevy Chase Mortgage Company of Virginia	(B)	Virginia	1996	Inactive

Chevy Chase Preferred Capital Corporation	(B)	Maryland	1996	Real Estate Investment Trust

Chevy Chase Real Estate LLC	(B)	Virginia	2001	Holding Company

Chevy Chase Securities, Inc.	(F)	Maryland	1984	Securities

Chevy Chase Trust Company	(B)	Maryland	1997	Fiduciary Services

CFC-Consumer Finance Corporatoin	(B)	Virginia	1994	Consumer Loan Origination

First Balmoral Corporation	(D)	Maryland	1991	REO

Great Seneca Development Corporation	(D)	Maryland	1991	REO

Hamlets at Brambleton, Inc. (sold property 12/02)	(I)	Virginia	1997	Inactive

Manor Holding Corporation	(B)	Virginia	1996	Holding Company

Manor Investment Company	(H)	Maryland	1971	Real Estate Ownership/ Development

NML Corporation (sold property, 3/02)	(D)	Maryland	1992	Inactive

North Ode Street Development Corporation	(E)	Maryland	1981	Real Estate Finance/ Development

Old Chapel Corporation	(D)	Maryland	1992	REO

Primrose Development Corporation (sold property 8/02)	(D)	Maryland	1990	Inactive

Ronam Corporation Inc. (sold property 12/00)	(D)	Maryland	1986	Inactive

(A) Subsidiary of Chevy Chase Asset Management Company	(F) Subsidiary of Chevy Chase Financial Services Corporation

(B) Subsidiary of Chevy Chase Bank, F.S.B.	(G) Subsidiary of Chevy Chase Mortgage Company of Virginia

(C) A business trust formed by CCB Auto Leasing LLC	(H) Subsidiary of Manor Holding Corporation

(D) Subsidiary of Chevy Chase Real Estate LLC	(I) Subsidiary of Brambleton Land Corporation

(E) Subsidiary of Manor Investment Company

142